Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares

Of

NexPoint Capital, Inc.

(the “Company”)

Pursuant to the Offer to Purchase

Dated February 24, 2021

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined in the Letter of Transmittal), upon the terms and subject to the conditions set forth in the Offer Documents (as defined below), if the common stock, par value $0.001 per share (the “Shares”), of the Company, and/or all other documents required by the Company’s Letter of Transmittal, cannot be delivered to the Tender Agent (as defined in the Offer to Purchase, dated February 24, 2021 (the “Offer to Purchase”)) on or before 4:00 p.m., New York City time, March 23, 2021, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be delivered by hand or mailed to the Tender Agent, and must be received by the Tender Agent on or before the Expiration Date. See Section 3, Procedures for Tendering Shares, of the Offer to Purchase.

The Tender Agent for the Offer is:

DST Services, Inc.

Toll Free

1-844-485-9167

By First Class Mail, By Overnight Courier, By Hand:

NexPoint Advisors

c/o DST Systems, Inc.

430 West 7th Street

Kansas City, MO 64105

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Company’s Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in its Offer to Purchase dated February 24, 2021 and the related Letter of Transmittal (which together, with respect to the Company, constitute the “Offer Documents”), receipt of which is hereby acknowledged, Shares, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

NexPoint Capital, Inc.
Name of Company	Signature

☐ check here if the shares will be tendered by book-entry transfer	Name(s) of Tendering Institution

Number of Shares tendered	(Address)

DRS Transaction Advice Numbers	(Zip Code)
(if applicable)

Account Number	(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby and (b) guarantees to deliver to the Tender Agent (as defined in the Offer to Purchase) the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the New York Stock Exchange after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Tender Agent (as defined in the Offer to Purchase) and must deliver all required documents to the Tender Agent within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated:                 , 2021